                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS THIRD QUARTER 2003 RESULTS

     -    NET SALES INCREASE 15.6 PERCENT
     -    OPERATING EXPENSES CONTINUE TO DECLINE AS PERCENT OF NET SALES
     -    INVENTORY TURNS REACH A RECORD 7.3 TIMES
     -    COMPANY REVISES 2003 EARNINGS OUTLOOK

     CLEVELAND, Ohio, October 30, 2003 - Lamson & Sessions (NYSE:LMS) today reported net sales of $95.3 million for the third quarter of 2003, which represents a 15.6 percent increase over the $82.4 million reported in the third quarter of 2002. This growth in net sales reflects the continued strength of the residential construction market and the improved weather conditions of the summer months.

     The Company reported net income of $1.5 million, or 11 cents per diluted share, in the third quarter of 2003 compared with net income of $2.6 million, or 19 cents per diluted share, in the third quarter of 2002. The Company continued to experience increases in raw material costs, which it was unable to fully recover due to highly competitive price conditions in the relatively weak commercial and industrial construction markets and the telecommunications infrastructure market.

     "We were pleased to see the improvement in sales order levels throughout the third quarter," said John B. Schulze, Chairman, President and Chief Executive Officer. "If these market conditions continue in the fourth quarter, we would anticipate that our margins will improve and our net earnings will compare favorably to last year's fourth quarter. However, because of weakness to date in the industrial and commercial construction markets, we are lowering our earnings estimate for the full year."

     The Company reported gross margin of 16.0 percent in the third quarter of 2003 compared with 22.1 percent in the third quarter of 2002. The erosion in gross margin is directly attributable to price increases in the Company's primary raw materials, polyvinyl chloride (PVC) resin and high density polyethylene (HDPE) resin.

     All three of the Company's business segments reported net sales growth in the third quarter of 2003. Carlon reported a 14.6 percent increase in net sales compared with the prior year's third quarter despite slow growth in core electrical products. While sales volume improved for HDPE telecommunications and gas collection conduit products, the margins realized were weak. Lamson Home Products continued its strong performance with net sales growth of 22.5 percent in the third quarter of 2003 compared with the third quarter of 2002, with operating income improving to 16.6 percent of net sales. Steady growth in the do-it-yourself home centers and market share gains led to this improvement. The
PVC Pipe business segment's net sales rose 12.3 percent in the third quarter of 2003 versus the third quarter of 2002, reflecting better weather conditions and seasonal strength. However, while PVC Pipe defended its market share position and maintained key customer service levels, margins suffered significantly as competitive market conditions prevented price increases that would have recovered raw material costs.

     The Company's operating expenses continue to be well under control at 11.2 percent of net sales in the third quarter of 2003 compared with 13.3 percent of net sales in the prior year's third quarter. On a year-to-date basis, operating expenses have decreased to $32.4 million, or 12.3 percent of net sales, from $33.9 million, or 14.1 percent of net sales, in the first nine months of 2002, despite significant increases in pension and group medical expenses.

     For the year to date, the Company's net sales grew 9.2 percent to $261.8 million compared with $239.7 million for the first three quarters of 2002.

     Net income for the first nine months of 2003 totaled $3.4 million, or 25 cents per diluted share, compared with $4.2 million, or 31 cents per diluted share, through the third quarter of 2002, before the cumulative effect of a change in accounting principle in accordance with FAS 142, "Goodwill and Other Intangible Assets," of $46.3 million, or $3.36 per diluted share, recorded in 2002.

     Working capital grew $6.5 million in the third quarter of 2003, reflecting the strong net sales growth. Accounts receivable, at approximately 47 days sales outstanding, remain the same as the second quarter of 2003 and credit quality remains stable. Inventory, at $34.5 million, is relatively unchanged from the third quarter of 2002, but has declined from the second quarter of 2003 by $8.2 million, or 19.2 percent. Inventory turns reached a record 7.3 times at the end of the third quarter of 2003 compared with 6.2 at the end of the second quarter of 2003 and 6.0 at the end of the third quarter of 2002.

     The strong net sales increase late in the third quarter resulted in higher working capital and debt. As a result, the Company's debt leverage grew modestly.

     "The fourth quarter is traditionally our strongest cash flow quarter of the year," said James J. Abel, Executive Vice President and Chief Financial Officer. "We anticipate seasonally lower accounts receivable and inventory during the fourth quarter, which will result in stronger operating cash flow and lower debt at the end of 2003."

     Earlier this year, the Company indicated that it anticipated net sales would grow 8 to 10 percent in 2003 and reaffirms that range based on present market conditions. However, in light of its actual results to date, the Company currently anticipates that net earnings for the full year should reach the 35 to 37 cents per diluted share range, which is consistent with the earnings level achieved in 2002 rather than the previously estimated increase of 10 to 15 percent. This earnings revision is the result of weakness in the industrial and commercial construction markets, which has prevented the full recovery of raw material cost increases. As







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


conditions in these markets improve with the broader recovery in the general economy, the Company anticipates a return to more normal margin levels and improved profitability.

Conference Call:

     A live Internet broadcast of the Company's conference call regarding its third-quarter results can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Thursday, October 30, 2003, and will be archived for 90 days thereafter.

     Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

     This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing, and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.


FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557




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
                             THE LAMSON & SESSIONS CO.
                 CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                       (In thousands, except per share data)


                                                           THIRD QUARTER ENDED                        NINE MONTHS ENDED
                                               ---------------------------------------     ---------------------------------------
                                                 2003                 2002                    2003                 2002
                                               --------             --------               ---------            ---------

NET SALES                                      $ 95,251  100.0%     $ 82,381    100.0%     $ 261,768   100.0%   $ 239,662   100.0%

COST OF PRODUCTS SOLD                            79,968   84.0%       64,155     77.9%       217,158    83.0%     190,458    79.5%
                                               --------             --------               ---------            ---------

GROSS PROFIT                                     15,283   16.0%       18,226     22.1%        44,610    17.0%      49,204    20.5%

OPERATING EXPENSES                               10,713   11.2%       10,998     13.3%        32,433    12.3%      33,949    14.1%
                                               --------             --------               ---------            ---------

OPERATING INCOME                                  4,570    4.8%        7,228      8.8%        12,177     4.7%      15,255     6.4%

INTEREST                                          2,094    2.2%        2,860      3.5%         6,432     2.5%       7,867     3.3%
                                               --------             --------               ---------            ---------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE        2,476    2.6%        4,368      5.3%         5,745     2.2%       7,388     3.1%

INCOME TAX PROVISION                                958    1.0%        1,774      2.2%         2,298     0.9%       3,142     1.3%
                                               --------             --------               ---------            ---------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                         1,518    1.6%        2,594      3.1%         3,447     1.3%       4,246     1.8%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750             -    0.0%            -      0.0%             -     0.0%     (46,250)  -19.3%
                                               --------             --------               ---------            ---------

NET INCOME (LOSS)                              $  1,518    1.6%     $  2,594      3.1%     $   3,447     1.3%   $ (42,004)  -17.5%
                                               ========             ========               =========            =========


BASIC EARNINGS (LOSS) PER SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                 $ 0.11               $ 0.19                  $ 0.25               $ 0.31

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                               -                    -                       -                (3.36)
                                               --------             --------               ---------            ---------

NET EARNINGS (LOSS)                            $   0.11             $   0.19               $    0.25            $   (3.05)
                                               ========             ========               =========            =========

AVERAGE SHARES OUTSTANDING                       13,786               13,778                  13,785               13,778
                                               ========             ========               =========            =========


DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE               $   0.11             $   0.19               $    0.25            $    0.31

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                               -                    -                       -                (3.36)
                                               --------             --------               ---------            ---------

NET EARNINGS (LOSS)                            $   0.11             $   0.19               $    0.25            $   (3.05)
                                               ========             ========               =========            =========

DILUTED AVERAGE SHARES OUTSTANDING               13,926               13,778                  13,861               13,778
                                               ========             ========               =========            =========














                                     4 of 7

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In thousands)


                                                 QUARTER ENDED       YEAR ENDED          QUARTER ENDED
                                                OCTOBER 4, 2003   DECEMBER 28, 2002    SEPTEMBER 28, 2002
                                                ---------------   -----------------    ------------------
ACCOUNTS RECEIVABLE, NET                           $ 52,467           $ 36,686              $ 47,610

INVENTORIES, NET                                     34,519             32,230                34,575

OTHER CURRENT ASSETS                                 15,009             15,848                12,246

PROPERTY, PLANT AND EQUIPMENT, NET                   50,856             51,749                52,770

GOODWILL                                             21,558             21,558                21,597

PENSION ASSETS                                       30,232             30,882                23,982

OTHER ASSETS                                         20,919             24,752                26,667
                                                   --------           --------              --------

TOTAL ASSETS                                       $225,560           $213,705              $219,447
                                                   ========           ========              ========


ACCOUNTS PAYABLE                                   $ 26,654           $ 21,209              $ 21,047

OTHER CURRENT LIABILITIES                            40,425             42,903                44,949

LONG-TERM DEBT                                       89,619             84,350                90,778

OTHER LONG-TERM LIABILITIES                          28,627             29,067                24,074

SHAREHOLDERS' EQUITY                                 40,235             36,176                38,599
                                                   --------           --------              --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY           $225,560           $213,705              $219,447
                                                   ========           ========              ========













                                     5 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (In thousands)


                                                                                NINE MONTHS ENDED
                                                                         -----------------------------
                                                                           2003                 2002
                                                                         --------             --------

OPERATING ACTIVITIES
     NET INCOME (LOSS)                                                   $  3,447             $(42,004)
     ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH
       PROVIDED BY OPERATING ACTIVITIES:
         CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                 --                 46,250
         DEPRECIATION                                                       6,890                7,680
         AMORTIZATION                                                       1,199                1,199
         DEFERRED INCOME TAXES                                              2,102                2,578
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                          (15,781)              (8,406)
             INVENTORIES                                                   (2,335)               7,508
             PREPAID EXPENSES AND OTHER                                      (104)                 762
             ACCOUNTS PAYABLE                                               5,445                 (928)
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                (1,741)               3,909
         OTHER LONG-TERM ITEMS                                              1,218               (1,379)
                                                                         --------             --------
CASH PROVIDED BY OPERATING ACTIVITIES                                         340               17,169

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                       (5,787)              (2,579)
     ACQUISITIONS AND RELATED ITEMS                                          (750)                (750)
                                                                         --------             --------
CASH USED IN INVESTING ACTIVITIES                                          (6,537)              (3,329)

FINANCING ACTIVITIES
     NET BORROWINGS (PAYMENTS) UNDER SECURED CREDIT AGREEMENT               6,000              (12,500)
     PAYMENTS ON OTHER LONG-TERM BORROWINGS                                  (748)                (980)
     EXERCISE OF STOCK OPTIONS                                                  2                 --
                                                                         --------             --------
CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                5,254              (13,480)
                                                                         --------             --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             (943)                 360

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              1,496                  165
                                                                         --------             --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $    553             $    525
                                                                         ========             ========















                                     6 of 7

                            THE LAMSON & SESSIONS CO.

                                BUSINESS SEGMENTS
                                 (In thousands)


                                                  Third Quarter Ended                  Nine Months Ended
                                              ---------------------------         ---------------------------
                                                 2003              2002              2003              2002
                                              ---------         ---------         ---------         ---------
NET SALES
   CARLON                                     $  43,755         $  38,174         $ 116,879         $ 115,102
   LAMSON HOME PRODUCTS                          22,259            18,166            59,834            51,969
   PVC PIPE                                      29,237            26,041            85,055            72,591
                                              ---------         ---------         ---------         ---------
                                              $  95,251         $  82,381         $ 261,768         $ 239,662
                                              =========         =========         =========         =========

OPERATING INCOME (LOSS)
   CARLON                                     $   4,204         $   3,405         $   9,885         $  11,661
   LAMSON HOME PRODUCTS                           3,696             2,448             9,544             6,982
   PVC PIPE                                      (2,115)            2,225            (2,824)              718
   CORPORATE OFFICE                              (1,215)             (850)           (4,428)           (4,106)
                                              ---------         ---------         ---------         ---------
                                              $   4,570         $   7,228         $  12,177         $  15,255
                                              =========         =========         =========         =========

DEPRECIATION AND AMORTIZATION
   CARLON                                     $   1,688         $   1,868         $   5,136         $   5,709
   LAMSON HOME PRODUCTS                             433               479             1,286             1,495
   PVC PIPE                                         615               547             1,667             1,675
                                              ---------         ---------         ---------         ---------
                                              $   2,736         $   2,894         $   8,089         $   8,879
                                              =========         =========         =========         =========





              TOTAL ASSETS BY BUSINESS SEGMENT AT OCTOBER 4, 2003,
                   DECEMBER 28, 2002, AND SEPTEMBER 28, 2002

                                           OCTOBER 4, 2003  DECEMBER 28, 2002  SEPTEMBER 28, 2002
                                           ---------------  -----------------  ------------------
IDENTIFIABLE ASSETS
   CARLON                                      $ 89,470          $ 83,750          $ 92,851
   LAMSON HOME PRODUCTS                          31,674            27,222            27,961
   PVC PIPE                                      41,667            35,862            40,752
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)          62,749            66,871            57,883
                                               --------          --------          --------
                                               $225,560          $213,705          $219,447
                                               ========          ========          ========













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